EXHIBIT 10.60

February 8, 2001

Ultramar Diamond Shamrock Corporation
6000 N. Loop 1604 W.
San Antonio, TX 78249
Attention: Steve Blank, Vice President and Treasurer

Dear Ladies and Gentlemen:

     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

     This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of November 1, 1996, as amended and supplemented from time to time (the “Agreement”), between Morgan Guaranty Trust Company of New York, London Branch (“Seller”) and Ultramar Diamond Shamrock Corporation, a Delaware corporation (“Purchaser”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

ARTICLE 1
PURCHASE OF THE STOCK

     Section 1.01. Purchase of the Stock. Subject to the terms and conditions of this Confirmation, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, on February 8, 2001 or on such other Business Day as the Purchaser and the Seller shall otherwise agree (the “Trade Date”), 10,000,000 shares (the “Number of Shares”) of the Purchaser’s common stock, $.01 par value per share (“Common Stock”), for a purchase price equal to $32.29 per share (the “Initial Purchase Price”); provided that if the Seller is unable to borrow or otherwise acquire a number of shares of Common Stock equal to the Number of Shares for delivery to the Seller on the Initial Settlement Date, the Number of Shares shall be reduced to such number of shares of Common Stock that the Seller is able to borrow or otherwise acquire. The Initial Purchase Price shall be subject to adjustment and such adjusted amounts will be payable as provided in Article 3 hereof.

     Section 1.02. Commission. The Purchaser hereby agrees to pay to J.P. Morgan Securities Inc. a commission equal to $.04 per share in connection with the Purchaser's purchase of the Number of Shares (the “Commission”).

     Section 1.03. Delivery And Payment. On the third Business Day immediately following the Trade Date (such third Business Day, the “Initial Settlement Date”), the Seller shall deliver the Number of Shares to the Purchaser, upon payment by the Purchaser to the Seller of an amount equal to the product of (x) the sum of the Commission and the Initial Purchase Price and (y) the Number of Shares, payable in immediately available funds by wire transfer to the account of the Seller specified to the Purchaser no later than one Business Day prior to the Initial Settlement Date.

     Section 1.04. Conditions To Seller’s Obligations. The Seller’s obligation to deliver the Number of Shares to the Purchaser on the Initial Settlement Date is subject to the condition that (a) the representations and warranties made by the Purchaser in this Agreement shall be true and correct at and as of the date hereof and the Initial Settlement Date and (b) Seller shall have received an opinion of the counsel for the Purchaser, substantially to the effect set forth in Exhibit C.

ARTICLE 2
DEFINITIONS

     Section 2.01. Definitions. (a) As used in this Confirmation, the following terms shall have the following meanings:

     “Adjustment Amount” means with respect to (i) any Interim Adjustment Date, the Interim Adjustment Amount and (ii) the Expiration Date, the Purchaser Adjustment Amount.

     “Adjustment Date” means any Interim Adjustment Date or the Expiration Date.

     “Adjustment Period” means, for any Adjustment Date, the period from and including the later of (i) the Trade Date and (ii) any Interim Adjustment Date prior to such Interim Adjustment Date, to and excluding such Adjustment Date; provided that if such Adjustment Date is the Expiration Date, the Expiration Date shall be included in the Adjustment Period.

     “Adjustment Settlement Date” means the third Business Day following any Interim Adjustment Date; provided that if the Purchaser elects pursuant to Section 3.02(b) to deliver Payment Shares, the Adjustment Settlement Date shall be (i) the Trading Day immediately after the day on which the Seller informs the Purchaser of the number of Payment Shares required to be delivered pursuant to Section 3.02(b), (ii) the date the Purchaser delivers cash instead of Payment Shares pursuant to Section 3.02(b)(ii) or (iii) if the Seller shall have elected pursuant to Section 3.05 to require the Purchaser to comply with the Registration Procedures contained in Exhibit B, the Registered Share Delivery Date (as defined in clause (a) of Exhibit B).

     “Agreement” has the meaning set forth in the second paragraph hereto.

     “Affiliated Purchaser” means any “affiliated purchaser” (as such term is defined in Rule 10b-18) of Purchaser.

     “Alternative Termination Delivery Unit” means (i) in the case of a Termination Event (other than a Merger Event) or Event of Default (as defined in the Agreement), one share of Common Stock and (ii) in the case of a Merger Event, a unit consisting of the number or amount of each type of property received by a holder of one share of Common Stock in such Merger Event; provided that if such Merger Event involves a choice of consideration to be received by holders of the Common Stock, an Alternative Termination Delivery Unit shall be deemed to include the amount of cash received by a holder who had elected to receive the maximum possible amount of cash as consideration for his shares.

     “Averaging Period” means the period from (but excluding) the Final Discretionary Purchase Date until (and including) Expiration Date.

     “Bankruptcy Code” has the meaning set forth in Section 9.06.

     “Blackout Period” has the meaning set forth in Section 4.02(c).

     “Borrow Cost” means, for any date, the LIBOR Rate minus the Rebate Rate.

     “Business Day” means any day on which the Exchange is open for trading.

     “close of business” means, with respect to any Business Day, the close of trading in the regular session of the Exchange on such day.

     “Closing Price” shall mean with respect to shares of Common Stock, the closing sale price per share (or if no closing price is reported, the reported last sale price) of such Common Stock as reported in the composite transactions for the principal United States securities exchange on which such Common Stock is then listed or, if such Common Stock is not listed on a United States securities exchange, the average of the last reported independent bid and offer prices per share of such Common Stock as reported in the composite transactions for the principal United States market quotation system on which such Common Stock is then admitted for trading; provided that if the hours of trading on such exchange or quotation system are extended past 4:00 p.m., “Closing Price” shall mean the last such reported prices at or prior to 4:00 p.m. or such other time as the parties shall otherwise agree.

     “Commission” has the meaning set forth in Section 1.02.

     “Common Stock” has the meaning set forth in Section 1.01.

     “Confirmation” has the meaning set forth in the first paragraph hereto.

     “Contract Period” means the period from (and including) the Trade Date until (and including) the Expiration Date.

     “Daily Share Purchase Amount” means, for any Purchase Date, the number of shares of Common Stock purchased by Seller pursuant to Section 4.01(a) or (b). For the avoidance of doubt, the Daily Share Purchase Amount for any day that is not a Purchase Date in the Contract Period shall be zero.

     “Default Notice Day” has the meaning set forth in Section 7.02.

     “Deficit Amount” means an amount equal to (i) the value of any shares of Common Stock or Alternative Termination Delivery Units not delivered on a date when otherwise deliverable hereunder as a result of provisos limiting deliveries to the number of Maximum Delivery Shares and any authorized but unissued shares of Common Stock not reserved for Other Transactions (such value to be equal to the value ascribed to such shares or units in determining how many such shares or units were originally required to be delivered), minus (ii) the amount of any cash paid and the value determined pursuant to Section 3.04(b) of any shares or units previously delivered with respect to such Deficit Amount pursuant to Section 3.04 plus (ii) interest on each amount calculated pursuant to clause (i), accruing and compounding daily at a rate equal to the LIBOR Rate plus 200 basis points, as calculated by the Seller, from and including the date when the corresponding shares or units would otherwise have been required to be delivered to but excluding the date upon which the corresponding portion of the Deficit Amount is paid or delivered in full.

     “Deficit Share Delivery Date” means the third Business Day following the determination of the value of the Deficit Shares by the Seller pursuant to Section 3.04(b).

     “Deficit Shares” has the meaning set forth in Section 3.04(a).

     “Discretionary Purchase Period” means the period from (and including) the Trade Date to (and including) the Final Discretionary Purchase Date.

     “Excess Borrow Cost” means, for any date which is not a Purchase Date, an amount, so long as such amount is greater than zero, calculated in accordance with the following formula:

     (RS x IPP x ((ORR - RR) x FVFI) / 360

     where

     RS            =          the Remaining Shares as of such date;
     IPP           =          the Initial Purchase Price;
     ORR           =          the Rebate Rate for the Purchase Date immediately
                              preceding such date;
     RR            =          the Rebate Rate as of such date;
     FVFI          =          the Future Value Factor for such day; provided that
                              "n" in the definition thereof shall be the number of
                              calendar days from, but excluding, such day, to and
                              including the Expiration Date.

     “Exchange” means the New York Stock Exchange.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Expiration Date” means the Trading Day on which the Remaining Shares equal zero.

     “Extended Settlement Date” means an Adjustment Settlement Date or the Final Settlement Date, as applicable, in each case as extended pursuant to the provisos in the definitions thereof.

     “Federal Funds Rate” means, for any day, the rate on such day for Federal Funds, as published by Telerate on page 129, titled Federal Funds Rate, under the column, “Open”; provided, that if any such day is not a New York Banking Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding New York Banking Day.

     “Final Adjustment Period” means the period from and including the later of (i) the Trade Date or (ii) the last Interim Adjustment Date prior to the Expiration Date, to and including the Expiration Date.

     “Final Discretionary Purchase Date” means the date 200 Trading Days following the Trade Date; provided that such date shall be extended by a number of Trading Days equal to the number of Trading Days for which purchases of Common Stock by the Seller are suspended pursuant to Section 4.02.

     “Final Settlement Date” means the third Business Day following the Expiration Date; provided that if the Purchaser elects pursuant to Section 3.01(b) to deliver Payment Shares, the Final Settlement Date shall be the Trading Day immediately after (i) the day on which the Seller informs the Purchaser of the number of Payment Shares required to be delivered pursuant to Section 3.01(b), (ii) the date the Purchaser delivers cash instead of Payment Shares pursuant to Section 3.02(a)(ii) or (iii) if the Seller shall have elected pursuant to Section 3.05 to require the Purchaser to comply with the Registration Procedures contained in Exhibit B, the Registered Share Delivery Date (as defined in clause (a) of Exhibit B).

     “Future Value Factor” means, on any day, an amount calculated according to the following formula:

                              1 + ILIBOR x n/360

where

         ILIBOR        =           the Interpolated LIBOR Rate for such day; and
         N             =           the number of calendar days from, but excluding, such
                                   day, to, and including, the earlier of (i) the first
                                   Interim Adjustment Date following such day or (ii) the
                                   Expiration Date.

     “Indemnified Person” has the meaning set forth in Section 9.02.

     “Indemnifying Person” has the meaning set forth in Section 9.02.

     “Initial Purchase Price” has the meaning set forth in Section 1.01.

     “Initial Settlement Date” has the meaning set forth in Section 1.03.

     “Interest Adjustment Amount” means, for any Purchase Date in the Contract Period, an amount (which may be positive or negative) calculated according to the following formula:

                                      (SP-IPP) x FFR x DSA x n/360
where

         SP            =                 the Settlement Price per Share for such Purchase Date;
         IPP           =                 the Initial Purchase Price;
         FFR           =                 the Federal Funds Rate for such Purchase Date;
         DSA           =                 the Daily Share Purchase Amount for such Purchase
                                         Date; and
         n             =                 the number of calendar days in the period commencing on (but excluding) the third Trading Day immediately following such day and ending on (and including)
the earlier of the third Trading Day immediately following (i) the first Interim
Adjustment Date following such day or (ii) the Expiration Date.

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     For the avoidance of doubt, the Interest Adjustment Amount shall be zero for any day that is not a Purchase Date.

     “Interim Adjustment Amount” means, for any Interim Adjustment Date, an amount equal to (i) the sum of the Settlement Prices for all Purchase Dates during the corresponding Adjustment Period, minus (ii) the applicable Strike Price multiplied by the sum of the Daily Share Purchase Amounts for all Purchase Dates occurring during the corresponding Adjustment Period.

     “Interim Adjustment Date” means any date occurring prior to the Expiration Date that is specified as such by the Seller pursuant to Section 3.02.

     “Interim Adjustment Trigger” means, for any date, the Interim Adjustment Amount as of such date, calculated as if such date were an Interim Adjustment Date, divided by the Closing Price for the Trading Day immediately preceding such date.

     “Interpolated LIBOR Rate” means, for any day, the LIBOR rate for deposits in U.S. dollars for the period commencing on (but excluding) such day and ending on (and including) the earlier of the next Interim Adjustment Date or the Expiration Date, as determined in good faith by the Seller by an interpolation of published LIBOR rates for the relevant period, as such rates are published on Telerate page 3750 as of 11:00 a.m., London time on such day (or such other page as may replace that page on that service, or such other service as may be nominated by the Seller as the information vendor, for the purpose of displaying rates comparable to LIBOR); provided that if any such day is not a London Banking Day, the LIBOR Rate for such day shall be the LIBOR Rate for the immediately succeeding London Banking Day.

     “LIBOR Rate” means, for any day, the LIBOR rate for deposits in U.S. dollars for the one month period commencing on such day, as such rates are published on Telerate page 3750 as of 11:00 a.m., London time on such day (or such other page as may replace that page on that service, or such other service as may be nominated by the Seller as the information vendor, for the purpose of displaying rates comparable to LIBOR); provided that if any such day is not a London Banking Day, the LIBOR Rate for such day shall be the LIBOR Rate for the immediately succeeding London Banking Day.

     “London Banking Day” means any day on which dealings in U.S. dollar deposits are transacted in the London interbank market.

     “Maximum Delivery Shares” means, for any date, 150,000,000 shares of Common Stock, minus the net number of shares of Common Stock delivered by the Purchaser to the Seller in respect of this Transaction on or prior to such date, plus the net number of shares of Common Stock delivered by the Seller to the Purchaser in respect of this Transaction on or prior to such date, minus the portion of the Maximum Delivery Shares allocated on or prior to such date to other transactions between the parties pursuant to a provision similar to the following proviso in any agreement relating to any such other transaction (in each case subject to appropriate adjustments to the Maximum Delivery Shares in the event of a Potential Adjustment Event (as such term is defined in the 1996 ISDA Equity Derivatives Definitions), a Merger Event or any adjustment of the type described in Section 8.02); provided that the Purchaser may, if the number of Maximum Delivery Shares is insufficient to permit complete settlement of this Transaction, allocate additional shares of Common Stock to the Maximum Delivery Shares for this Transaction from the then-applicable Maximum Delivery Shares (however described), if any, of all other outstanding transactions (including, without limitation, shares of Common Stock reserved for issuance upon the exercise of options) relating to shares of Common Stock entered into between the Purchaser and the Seller on or prior to the date of such allocation, notwithstanding any provision to the contrary in any agreement relating to any such other transaction, as determined by the Seller.

     “Merger Event” has the meaning set forth in Section 7.01(d).

     “Nationalization” has the meaning set forth in Section 7.01(e).

     “New York Banking Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     “Number of Shares” has the meaning set forth in Section 1.01.

     “Obligations” has the meaning set forth in Section 9.02.

     “Other Transactions” means any existing commitments of the Purchaser or any affiliate (other than this Transaction) with respect to delivery of shares of Common Stock within the meaning of Paragraph 16 of EITF Issue No. 00-19, “Determination of Whether Share Settlement is Within Control of the Issuer for Purposes of Applying Issue No. 96-13” that the Purchaser or any of its affiliates enters into from time to time, in each case where the Purchaser or its affiliate has the right to net share settle such transaction or commitment with shares of Common Stock.

     “Payment Shares” has the meaning set forth in Section 3.01(b).

     “Private Placement Price” means the per share or per unit value of any securities determined as set forth in Section 3.03(c).

     “Private Securities” has the meaning set forth in Section 3.03(a).

     “Purchase Date” means any Trading Day during the Contract Period on which the Seller purchases Common Stock pursuant to Section 4.01(a) or Section 4.01(b).

     “Purchased Shares” mean, at any date, the sum of the Daily Share Purchase Amounts for all Purchase Dates occurring prior to such date.

     “Purchaser” has the meaning set forth in the second paragraph hereto.

     “Purchaser Adjustment Amount” means an amount equal to (i) the sum of the Settlement Prices for all Purchase Dates during the Final Adjustment Period, minus (ii) the Strike Price multiplied by the sum of the Daily Share Purchase Amounts for all Purchase Dates during the Final Adjustment Period, plus (iii) the sum of the Excess Borrow Costs for each date during the Contract Period that is not a Purchase Date.

     “Rebate Rate” shall mean, as of any date, the volume weighted average of the daily interest rates, expressed on a per annum basis, that the Seller or an affiliate, or counterparty to a hedging transaction with the Seller or such affiliate, earns on all funds posted as margin or deposited as collateral against market borrowings of Common Stock on an overnight basis in relation to this Transaction. For the avoidance of doubt, the Rebate Rate may be a negative number if such interest rate is zero and an additional fee is paid to the lender of Common Stock.

     “Regulation M” means Regulation M under the Exchange Act.

     “Registration Notice Date” has the meaning set forth in Section 3.05.

     “Registration Threshold” has the meaning set forth in Section 3.06.

     “Registration Trigger Amount” has the meaning set forth in Section 3.06.

     “Remaining Shares” means, for any date, a number of shares of Common Stock equal to the greater of (x) zero and (y) the Number of Shares minus the Purchased Shares as of the opening of the Exchange on such date.

     “Rule 10b-18” means Rule 10b-18 promulgated under the Exchange Act (or any successor rule thereto).

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Seller” has the meaning set forth in the second paragraph hereto.

     “Seller Adjustment Amount” means an amount equal to (i) the Strike Price multiplied by the sum of the Daily Share Purchase Amounts for all Purchase Dates during the Final Adjustment Period, minus (ii) the sum of the Settlement Prices for all Purchase Dates during the Final Adjustment Period, minus (iii) the sum of the Excess Borrow Costs for each date during the Contract Period which is not a Purchase Date.

     “Seller Payment Share Purchase Period” has the meaning set forth in Section 3.01(d).

     “Settlement Date” means, as applicable, the Adjustment Settlement Date or the Final Settlement Date.

     “Settlement Interest” means interest on the applicable Adjustment Amount at a rate per annum equal to the LIBOR Rate for the applicable Adjustment Date, for the period from and including the applicable Adjustment Date to but excluding the applicable Settlement Date or other date when the applicable Adjustment Amount is paid.

     “Settlement Price” means, for any Purchase Date, the total price paid by Seller for shares of Common Stock purchased pursuant to Section 4.01(a) or Section 4.01(b).

     “Settlement Price per Share” means, for any Purchase Date, the Settlement Price for such Purchase Date, divided by the Daily Share Purchase Amount for such Purchase Date.

     “Share Deficit Notice Date” has the meaning set forth in Section 3.04(a).

     “Share De-listing Event” has the meaning set forth in Section 7.01(c).

     “Shelf Registration Request” has the meaning set forth in Section 3.06.

     “Strike Adjustment Amount” means an amount (which may be positive or negative), with respect to any Adjustment Date, equal to (i) the sum of the Strike Adjustment Amount Calculations for each day in the related Adjustment Period, divided by (ii) the sum of the Daily Share Purchase Amounts for each Purchase Date occurring during such Adjustment Period.

     “Strike Adjustment Amount Calculation” means, for any date, the amount (which may be positive or negative) equal to difference between:

     (1) zero, or if such date is a Purchase Date, an amount calculated according to the following formula:

           (RS x IPP x ((LIBOR - BC - .80%) x FVFI)              -     Int. Adj.
----------------------------------------------------------------
                              360

     and (2) zero, or if such date is the first day on which the Common Stock trades ex-dividend on the Exchange in respect of a particular dividend payment date (such day, an “Ex-Dividend Date”), an amount calculated according to the following formula:

(RS1x DA x FVF)

where

         RS           =        the Remaining Shares for the third immediately preceding Trading Day;
provided that if such third day is prior to the Trade Date, RS shall be equal to zero;

         IPP          =        the Initial Purchase Price;
         BC           =        the Borrow Cost;
         FVFI         =        the Future Value Factor for such day;
         LIBOR        =        the LIBOR Rate for such day;
         Int. Adj.    =        the Interest Adjustment Amount for such day;
         RS1          =        the Remaining Shares on such Ex-Dividend Date;
         DA           =        the dividend amount per share with respect to the dividend related to such
Ex-Dividend Date, except that such amount shall not include the extent to which dividends are paid to the Purchaser pursuant to Section 8.01; and
         FVF          =        the Future Value Factor for the related dividend
                               payment date.

     “Strike Price” means, with respect to an Interim Settlement Date or the Final Settlement Date, an amount equal to the sum of (A) the Initial Purchase Price plus (B) the Strike Adjustment Amount with respect to such Interim Settlement Date or Final Settlement Date, as the case may be.

     “Successor Exchange” has the meaning set forth in Section 7.01(c).

     “Termination Amount” has the meaning set forth in Section 7.03.

     “Termination Price” means the value of an Alternative Termination Delivery Unit to the Seller (determined as provided in Section 3.03).

     “Termination Settlement Date” has the meaning set forth in Section 7.03.

     “Trade Date” has the meaning set forth in Section 1.01.

     “Trading Day” means any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Purchaser on any national securities exchange has not been suspended and (iii) during which there has not been, in the Seller’s judgment, a material limitation in the trading of Common Stock or any options contract or futures contract related to the Common Stock.

     “Transaction” has the meaning set forth in the first paragraph hereto.

ARTICLE 3
ADJUSTMENT OF INITIAL PURCHASE PRICE

     Section 3.01. Purchase Price Adjustment. (a) On the Final Settlement Date,

(i) if the Purchaser Adjustment Amount is greater than zero, as an adjustment to the Initial Purchase Price, the Purchaser shall pay to the Seller the Purchaser Adjustment Amount plus Settlement Interest in the manner provided in clause (b) of this Section 3.01; and

(ii) if the Seller Adjustment Amount is greater than zero, as an adjustment to the Initial Purchase Price, the Seller shall pay to the Purchaser the Seller Adjustment Amount in the manner provided in clause (c) of this Section 3.01.

(b)

(i) Payment of the Purchaser Adjustment Amount, if any, plus Settlement Interest shall be in cash or validly issued shares of Common Stock (“Payment Shares”), as the Purchaser shall elect, which binding election shall be made at least five scheduled Trading Days prior to the Expiration Date and communicated to the Seller in writing; provided that the Purchaser shall not have the right to elect payment in Payment Shares unless (A) the representations and warranties made by Purchaser to the Seller in Section 5.01 (including without limitation, the representation and warranty in clause (b) thereof) are true and correct as of the date the Seller makes such election, as if made on such date, and (B) the Purchaser has not taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Payment Shares by the Purchaser to the Seller or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Payment Shares by the Seller. If the Purchaser fails to make such election prior to such day, it shall be deemed to have elected settlement in cash.

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(ii) Notwithstanding any election by the Purchaser to make payment in Payment Shares, at any time prior to the time the Seller (or any affiliate of Seller) has contracted to resell such Payment Shares, the Purchaser may deliver in lieu of such Payment Shares an amount in cash equal to the Purchaser Adjustment Amount plus Settlement Interest, in the manner set forth in Section 3.01(e).

(iii) If the Purchaser elects to pay any Purchaser Adjustment Amount in Payment Shares, then on the Final Settlement Date, the Purchaser shall deliver to the Seller a number of Payment Shares equal to the quotient of (A) Purchaser Adjustment Amount plus Settlement Interest divided by (B) the Private Placement Price (determined in accordance with Section 3.03(c)); provided that Purchaser shall not be required to deliver Payment Shares in excess of the number of Maximum Delivery Shares except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions.

     (c) Payment of the Seller Adjustment Amount, if any, shall be in cash or Payment Shares, as the Purchaser shall elect, which such binding election shall be made at least five Trading Days prior to the Expiration Date and communicated to the Seller in writing. If the Purchaser fails to make such election prior to such day, it shall be deemed to have elected settlement in cash.

     (d) If the Purchaser elects to receive the Seller Adjustment Amount in Payment Shares then (x) the Seller shall, beginning on the first Trading Day following the Expiration Date and ending when the Seller shall have satisfied its obligations under this clause (the “Seller Payment Share Purchase Period”), purchase (subject to the provisions of Section 4.01(d) and Section 4.02 hereof) shares of Common Stock with an aggregate value (which such value shall be determined by the prices at which the Seller purchases such shares plus a commission of $.04 per share) equal to the Seller Adjustment Amount and (y) the Seller shall deliver such shares of Common Stock to the Purchaser on the settlement dates relating to such purchases.

     (e) If the Purchaser elects to receive the Seller Adjustment Amount in cash or to pay the Purchaser Adjustment Amount in cash, then payment of the Purchaser Adjustment Amount plus Settlement Interest shall be made by wire transfer of immediately available U.S. dollar funds on the Final Settlement Date.

     Section 3.02. Interim Purchase Price Adjustment. (a)If on any date the Interim Adjustment Trigger is equal to or greater than 3% of the total number of shares of Common Stock outstanding on such date, then at any time after such date, the Seller shall have the right to declare any scheduled Trading Day to be an “Interim Adjustment Date” upon notice to the Purchaser.

     (b)

(i) On any Adjustment Settlement Date, the Purchaser shall pay the corresponding Interim Adjustment Amount plus Settlement Interest in either cash or Payment Shares, as the Purchaser shall elect, which binding election shall be made no later than the Trading Day following the Interim Adjustment Date and communicated to the Seller in writing; provided that the Purchaser shall not have the right to elect payment in Payment Shares unless (A) the representations and warranties made by Purchaser to the Seller in Section 5.01 (including without limitation, the representation and warranty in clause (b) thereof) are true and correct as of the date the Seller makes such election, as if made on such date, and (B) the Purchaser has not taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Payment Shares by the Purchaser to the Seller or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Payment Shares by the Seller. If the Purchaser fails to make such election prior to such day, it shall be deemed to have elected settlement in cash.

(ii) Notwithstanding any election by the Purchaser to make payment in Payment Shares, at any time prior to the time the Seller (or any affiliate of Seller) has contracted to resell such Payment Shares, the Purchaser may deliver in lieu of such Payment Shares an amount in cash equal to the Interim Adjustment Amount plus Settlement Interest.

(iii) If the Purchaser elects to pay any Interim Adjustment Amount in Payment Shares, then on the Adjustment Settlement Date, the Purchaser shall deliver to the Seller a number of Payment Shares equal to the quotient of (A) such Interim Adjustment Amount plus Settlement Interest divided by (B) the Private Placement Price (determined in accordance with Section 3.03(c)); provided that Purchaser shall not be required to deliver Payment Shares in excess of the number of Maximum Delivery Shares, except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions.

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     (c) If the Purchaser elects to pay the Interim Adjustment Amount in cash, payment of such Interim Adjustment Amount plus Settlement Interest shall be made by wire transfer of immediately available U.S. dollar funds on the Adjustment Settlement Date.

     Section 3.03. Determination of Private Placement Price, Payment Shares and Alternative Termination Delivery Units. If Purchaser elects to deliver Payment Shares pursuant to Section 3.01(b) or 3.02(b) or Alternative Termination Delivery Units pursuant to Section 7.02(a), promptly following the relevant Interim Adjustment Date, the Expiration Date or the Early Termination Date, as the case may be:

     (a) The Purchaser shall afford the Seller, and any potential buyers of the Payment Shares (or, in the case of alternative termination settlement, Alternative Termination Delivery Units) (collectively, the “Private Securities”) designated by the Seller a reasonable opportunity to conduct a due diligence investigation with respect to the Purchaser customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Purchaser and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and the Seller (or any such potential buyer) shall be satisfied in all material respects with the results of such due diligence investigation of the Purchaser.

     (b) The Purchaser shall enter into an agreement (a “Private Placement Agreement”) with the Seller (or any affiliate of the Seller designated by the Seller) providing for the purchase and resale by the Seller (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to the Seller (or such affiliate), and (without limitation of the foregoing) shall:

(i)	contain customary conditions, and customary undertakings, representations and warranties (to the Seller or such affiliate, and if requested by the Seller or such affiliate, to potential purchasers of the Private Securities);

(ii)	contain indemnification and contribution provisions in connection with the potential liability of the Seller and its affiliates relating to the resale by the Seller (or such affiliate) of the Private Securities;

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(iii)	provide for the delivery of related certificates and representations, warranties and agreements of the Purchaser, including those necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for resales of the Private Securities by the Seller (or such affiliate);

(iv)	provide for the delivery to the Seller (or such affiliate) of customary opinions (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private Securities, the availability of an exemption from the Securities Act for resales of the Private Securities by the Seller (or such affiliate), and the lack of material misstatements and omissions in the Purchaser's filings under the Exchange Act); and

(v)	provide for the payment by the Purchaser of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for the Seller or such affiliate.

     (c) The Seller shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):

(i)	basing such price on indicative bids from investors,

(ii)	taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by the Seller (or any affiliate of the Seller designated by the Seller), including, without limitation, a reasonable placement fee or spread to be retained by the Seller (or such affiliate); and

(iii)	in the case of alternative termination settlement, adding to such price interest on the Termination Amount, as the case may be, at a per annum rate equal to the LIBOR rate for the date the Private Placement Price is determined plus 200 basis points, for the period from and including the Early Termination Date to but excluding the Termination Settlement Date.

     (d) The Seller shall notify the Purchaser of the number of Private Securities required to be delivered by the Seller and the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) by 6:00 p.m. on the day such price is determined.

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     (e) The Purchaser agrees not to take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Private Securities by the Purchaser to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Private Securities by the Seller.

     (f) The Purchaser expressly agrees and acknowledges that the public disclosure of all material information relating to the Purchaser is within the Purchaser’s control and that the Purchaser shall promptly so disclose all such information during the period from and including any Adjustment Date to and including the corresponding Extended Settlement Date.

     Section 3.04 Continuing Obligation To Deliver Shares. If a Deficit Amount exists at any time, the Purchaser shall, to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions, promptly notify the Seller thereof (the date of such notice, a “Share Deficit Notice Date”) and shall deliver to the Purchaser a number of shares of Common Stock (“Deficit Shares”) equal to the quotient of (i) the Deficit Amount divided by (ii) the per share value of the Deficit Shares (determined as provided below); provided that the Purchaser may, at its election, pay any Deficit Amount to the Seller (or any affiliate of the Seller designated by the Seller) in cash.

     (b) If the Purchaser delivers Deficit Shares pursuant to Section 3.04(a), the provisions of Section 3.03 shall apply, mutatis mutandis, except that:

(i) each reference to “Interim Adjustment Date”, “Adjustment Date”and “Early Termination Date”, as applicable, shall be deemed to be a reference to “Share Deficit Notice Date”;

(ii) the definition of “Private Securities” shall be deemed to include the “Deficit Shares”;

(iii) each reference to “Extended Settlement Date”or “Termination Settlement Date” shall be deemed to be a reference to “Deficit Share Delivery Date”;

(iv) each reference to “Adjustment Amount” or “Termination Amount” shall be deemed to be a reference to “Deficit Amount”; and

(v) each reference to “Private Placement Price” shall be deemed to be a reference to “the value of the Deficit Shares”.

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     (c) On each Deficit Share Delivery Date, the Purchaser shall deliver to the Seller the Deficit Shares for such Deficit Share Delivery Date.

     (d) The Purchaser agrees to use its best efforts to cause the number of authorized but unissued shares of Common Stock to be increased to an amount sufficient to permit the Purchaser to fulfill its obligations under this Section 3.04.

     Section 3.05. Registration Option. Notwithstanding anything to the contrary in this Agreement, if the Purchaser elects to deliver Payment Shares pursuant to Section 3.01(b) or 3.02(b), Deficit Shares pursuant to Section 3.04(a) or Alternative Termination Units pursuant to Section 7.02(a), the Seller shall have the right to require the Purchaser to use its best efforts to comply with the Registration Procedures set forth in Exhibit B by delivery of written notice to the Purchaser at any time following the date of delivery of the Purchaser’s election to deliver Payment Shares or Alternative Termination Delivery Units (the date of delivery of such notice by the Seller, the “Registration Notice Date”).

     Section 3.06. Registration Statement Trigger. If on any date the Interim Adjustment Trigger is equal to or greater than 2% of the total number of shares of Common Stock outstanding on such date (the “Registration Threshold”), the Seller shall have the right to request (the “Shelf Registration Request”) that the Purchaser (and upon such request the Purchaser shall) use its best efforts to, as promptly as possible, file a Registration Statement (as defined in clause (b) of Exhibit B) for an offering, to be made on a continuous basis pursuant to Rule 415 (or any similar or successor rule), if available, under the Securities Act, covering the public resale by the Seller of Registered Securities (as defined in clause (b) of Exhibit B); provided that no such filing shall be required pursuant to this Section 3.06 if the Purchaser shall have filed a similar registration statement with unused capacity at least equal to the Registration Trigger Amount, and such registration statement has been declared by the SEC on or prior to the date the Shelf Registration Request is made and no stop order is in effect with respect to such registration statement as of the date the Shelf Registration Request is made. Such Registration Statement shall cover the sale of Common Stock in an amount at least equal to 200% of the Interim Adjustment Amount used in the calculation of the Interim Adjustment Trigger on the date the Interim Adjustment Trigger equals or exceeds the Registration Threshold (the “Registration Trigger Amount”). The Purchaser shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as possible.

ARTICLE 4
MARKET PURCHASES

     Section 4.01. Purchases By The Seller. From time to time during the Discretionary Purchase Period, the Seller shall purchase, in its discretion and subject to Section 4.02, shares of Common Stock, not to exceed, in the aggregate, the Number of Shares.

     (b) If the aggregate number of shares of Common Stock purchased by the Seller pursuant to Section 4.01(a) during the Discretionary Purchase Period is less than the Number of Shares, then on each Trading Day during the Averaging Period, the Seller shall, subject to Section 4.02, use its reasonable efforts to purchase a number of shares of Common Stock at least equal to 50% of the number of shares of Common Stock that could be purchased (exclusive of block purchases) on such Trading Day by or for the Purchaser of an Affiliated Purchaser pursuant to the limitations imposed by clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18; provided that the number of shares of Common Stock purchased on any Trading Day shall not exceed the Remaining Shares.

     (c) Promptly following each week during the Contract Period, the Seller shall notify the Purchaser of the Daily Share Purchase Amount and the Settlement Price for each Purchase Date during the previous five Trading Days.

     (d) It is understood that during the Contract Period and during any Seller Payment Share Purchase Period, the Seller will purchase shares of Common Stock pursuant to this Agreement. The timing of such purchases by the Seller, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the discretion of the Seller. The Seller and the Purchaser each agree that the Seller shall use reasonable efforts to make all purchases of Common Stock in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such rule were applicable to such purchases. For this reason, the Purchaser shall, at least one day prior to the first day of the Contract Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks by or for the Purchaser or any of its Affiliated Purchasers during each of the four calendar weeks preceding such day (“Rule 10b-18 purchase” and “blocks” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Exhibit A hereto.

     Section 4.02. Suspension Of Purchases. If the Seller, in its discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller) for the Seller to refrain from purchasing Common Stock on any Trading Day during (i) the Contract Period or (ii) any Seller Payment Share Purchase Period, the Seller shall not purchase Common Stock hereunder on such Trading Day. If such Trading Day is during (i) the Averaging Period or (ii) any Seller Payment Share Purchase Period, the Seller shall notify the Purchaser upon the exercise of the Seller’s rights pursuant to this Section 4.01(a) and shall subsequently notify the Purchaser on the day the Seller believes that the Seller may resume purchasing Common Stock. The Seller shall not communicate to the Purchaser the reason for the Seller’s exercise of its rights pursuant to this Section 4.01(a).

     (b) If the Purchaser shall have elected to deliver Payment Shares pursuant to Section 3.02(b), the Seller shall refrain from purchasing Common Stock in connection with this Transaction during the period from and including the date the Purchaser makes such election to and including the Adjustment Settlement Date.

     (c) Prior to the opening of trading on the Exchange on any Trading Day, the Purchaser may, by telephonic notice (which telephonic notice shall be followed immediately by written notice) to the Seller, designate a number of consecutive Trading Days as a “Blackout Period.” The Purchaser agrees to provide such notice whenever the Purchaser comes in possession of any material nonpublic information regarding the Purchaser. Any notice provided under this Section 4.02(c) shall not specify, and the Purchaser shall not otherwise communicate to the Seller, the reason for the Purchaser’s declaration of a Blackout Period. Upon receipt of notice of the commencement of any Blackout Period, Seller shall immediately cease making any purchases of Common Stock in connection with this Transaction until the Blackout Period has ended, and the Seller’s obligations to purchase Common Stock pursuant to Section 4.01(b) or to deliver Common Stock with respect to a settlement hereunder shall be suspended during the duration of such Blackout Period. The Purchaser may designate no more than two Blackout Periods and the aggregate number of days of all Blackout Periods designated pursuant to this Section shall not exceed five Trading Days. The Purchaser agrees that for every Trading Day during the Contract Period, other than a Trading Day during a Blackout Period designated pursuant to this Section 4.01(c), the representation and warranty made by the Purchaser to the Seller in Section 6(b) shall be true and correct on each such Trading Day, as if made on such Trading Day.

     (d) The Purchaser agrees that neither the Purchaser nor any of its affiliates or agents shall make any distribution (as defined in Regulation M) of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M), on any Trading Day during the Contract Period or any Seller Payment Share Purchase Period.

     (e) If, as set forth in this Section 4.02, there is a suspension of a day on which the Seller is obligated to make purchases or deliveries of stock in settlement of this Transaction, the Seller shall make appropriate adjustments to the terms of this Transaction as it deems commercially reasonable, in its sole discretion.

     Section 4.03. Purchases Of Common Stock By The Purchaser. The Purchaser shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including by means of a derivative instrument) enter into any transaction to purchase any shares of Common Stock during the Contract Period and thereafter until all payments or deliveries of shares of Common Stock pursuant to Section 3.01 above or Section 7.02 below have been made.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     Section 5.01. Representations, Warranties And Agreements Of The Purchaser. The Purchaser represents and warrants to, and agrees with, the Seller that:

     (a) Solvency. (i) The assets of the Purchaser at their fair valuation exceed the liabilities of the Purchaser, including contingent liabilities; (ii) the capital of the Purchaser is adequate to conduct the business of the Purchaser; and (iii) to the best of its knowledge, the Purchaser has the ability to pay its debts and obligations as such debts mature and does not intend to, or believes that it will, incur debt beyond its ability to pay as such debts mature.

     (b) Disclosure. On the date hereof, the reports and other documents filed by the Purchaser with the Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Purchaser is not, as of the date hereof, in possession of any material nonpublic information regarding the Purchaser.

     (c) Nature of Shares Delivered. Any shares of Common Stock or Alternative Termination Delivery Units delivered to the Seller pursuant to this Agreement, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.

     (d) No Facilitation of Distribution. The Purchaser is not entering into this Confirmation to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities.

     (e) No Manipulation. The Purchaser is not entering into this Confirmation to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

     (f) Required Filings. Purchaser has made and will make all required filings with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby.

     (g) Regulation M. The Purchaser is not on the date hereof engaged in a distribution, as such term is used in Regulation M.

     (h) Board Authorization. The Purchaser is entering into this Transaction in connection with its share repurchase program, which was approved by its board of directors and publicly announced, solely for the purposes stated in such board resolution and public disclosure. There is no internal policy of the Purchaser, whether written or oral, that would prohibit the Purchaser from entering into any aspect of this Transaction, including, but not limited to, the purchases of shares of Common Stock to be made pursuant hereto.

     SECTION 5.02. Additional Representations, Warranties And Agreements. The Purchaser and Seller represent and warrant to, and agree with, each other that:

     (a) Agency. Each party acknowledges that J.P. Morgan Securities Inc. has acted as agent on behalf of the Seller in effecting this Transaction. Each party acknowledges that J.P. Morgan Securities Inc. shall have no liability to either party under this Agreement.

     (b) Non-Reliance. Each party has entered into this Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Transaction, any subsequent actions relating to this Transaction or any other matters relating to this Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any such persons to the other party relating to this Transaction, whether or not such advice is given or such views are expressed at the request of the other party. Purchaser has conducted its own analysis of the legal, accounting, tax and other implications of this Transaction and consulted such advisors, accountants and counsel as it has deemed necessary.

ARTICLE 6
ADDITIONAL COVENANTS

     Section 6.01. Purchaser’s Further Assurances. The Purchaser hereby agrees with the Seller that the Purchaser shall cooperate with the Seller, and execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, and to obtain all consents, approvals or authorizations of any person, and take all such other actions as the Seller may reasonably request from time to time, consistent with the terms of this Confirmation, in order to effectuate the purposes of this Confirmation and the Transaction contemplated hereby.

     Section 6.02. Seller’s Further Assurances. The Seller hereby agrees with the Purchaser that the Seller shall cooperate with the Purchaser, and execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, and to obtain all consents, approvals or authorizations of any person, and take all such other actions as the Purchaser may reasonably request from time to time, consistent with the terms of this Confirmation, in order to effectuate the purposes of this Confirmation and the Transaction contemplated hereby.

     Section 6.03. Maximum Deliverable Number Of Shares Of Common Stock. The Purchaser shall not permit the sum of (i) the number of Maximum Delivery Shares plus (ii) the aggregate maximum share amounts for all Other Transactions plus (iii) the aggregate number of shares expressly reserved for any other use (including, without limitation, shares of Common Stock reserved for issuance upon the exercise of options or convertible debt), in each case whether expressed as caps or as numbers of shares reserved or otherwise, to exceed at any time the number of authorized but unissued shares of Common Stock.

ARTICLE 7
TERMINATION

     Section 7.01. Additional Termination Events. (a) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if, on any day, Seller determines, in its sole discretion, that it is unable or it is impracticable to establish or maintain a hedge of its position in respect of the Transaction (including, without limitation, any hedging transaction that may be unwound or the cost of which to Seller may increase because Seller’s counterparty determines that it is impracticable to establish or maintain a hedge of its position in respect of its hedging transaction with Seller).

     (b) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if (i) a Share De-listing Event occurs; (ii) a Merger Event occurs; (iii) the Closing Price shall be equal to or less than $20; (iv) the rating accorded the Purchaser’s long-term unsecured and unsubordinated indebtedness is downgraded to or below BB+ by Standard & Poor’s Rating Group (“S&P”) or to or below Ba1 by Moody’s Investor Services, Inc. (“Moody’s”), or either S&P or Moody’s ceases to rate such indebtedness; or (v) a Nationalization occurs.

     (c) A “ Share De-listing Event” means that at any time during the period from and including the Trade Date to and including the later of the Final Settlement Date or the Extended Settlement Date, the Common Stock ceases to be listed on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed, as of the date of such de-listing, on another U.S. national securities exchange (a “Successor Exchange”), provided that it shall not constitute an Additional Termination Event if the Common Stock is immediately re-listed on a Successor Exchange upon its de-listing from the Exchange, and the Successor Exchange shall be deemed to be the Exchange for all purposes. In addition, in such event, the Seller shall make any adjustments it deems necessary to the terms of the Transaction.

     (d) A “Merger Event” means the public announcement (by the Purchaser or otherwise) at any time during the period commencing on the Trade Date and ending on the Expiration Date of any (i) planned reclassification or change of the Common Stock that will, if consummated, result in a transfer of more than 20% of the outstanding shares of Common Stock, (ii) planned consolidation, amalgamation or merger of the Purchaser with or into another entity (other than a consolidation, amalgamation or merger in which the Purchaser will be the continuing entity and which does not result in any such reclassification or change of more than 20% of such shares outstanding), (iii) other takeover offer for the shares of Common Stock that is aimed at resulting in a transfer of more than 20% of such shares of Common Stock (other than such shares owned or controlled by the offeror) or (iv) irrevocable commitment to any of the foregoing.

     (e) A “Nationalization” means that all or substantially all of the outstanding shares of Common Stock or assets of the Purchaser are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

     Section 7.02. Consequences Of Additional Termination Events. (a) In the event of the occurrence or effective designation of an Early Termination Event under the Agreement, cash settlement, as set forth in Section 7.02(b), shall apply; provided that if the Termination Amount is payable by the Purchaser, the Purchaser may elect (which election shall be binding) to have alternative termination settlement, as described in Section 7.03, apply by delivery of written notice to the Seller on the Trading Day immediately following the Purchaser’s receipt of a notice (as required by Section 6(d) of the Agreement following the designation of an Early Termination Date in respect of this Transaction or in respect of all transactions under the Agreement) setting forth the amounts payable by the Purchaser with respect to such Early Termination Date (the date of such delivery, the “Default Notice Day”) ; provided that the Purchaser shall not have the right to elect alternative termination settlement unless (A) the representations and warranties made by Purchaser to the Seller in Section 5.01 (including without limitation, the representation and warranty in clause (b) thereof) are true and correct as of the date the Seller makes such election, as if made on such date, and (B) the Purchaser has not taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Alternative Termination Delivery Units by the Purchaser to the Seller or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Alternative Termination Delivery Units by the Seller. Notwithstanding the foregoing, at any time prior to the time the Seller (or any affiliate of Seller) has contracted to resell the property to be delivered upon alternative termination settlement, the Purchaser may deliver in lieu of such property an amount in cash equal to the Termination Amount in the manner set forth in Section 6(d) of the Agreement.

     (b) If cash settlement applies in respect of an Early Termination Date, Section 6 of the Agreement shall apply and notwithstanding any election made to the contrary in the Agreement, “Loss” (as such term is defined in the Agreement) shall apply.

     Section 7.03. Alternative Termination Settlement. If the Purchaser elects alternative termination settlement in respect of an Early Termination Date, in lieu of payment of the amount payable in respect of this Transaction pursuant to Section 6(d)(ii) of the Agreement (the “Termination Amount”), the Purchaser shall, as soon as directed by the Seller after the Default Notice Day, deliver to the Seller a number of Alternative Termination Delivery Units equal to the quotient of (A) the Termination Amount divided by (B) the Termination Price; providedthat if such quotient exceeds the number of Maximum Delivery Shares, the number of shares of Common Stock or other securities comprising the aggregate Alternative Termination Delivery Units shall be equal to the number of Maximum Delivery Shares, except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions; and provided further that if the Seller notifies the Purchaser that delivery of the Alternative Termination Delivery Units would, in the reasonable judgment of counsel for the Seller, present legal or regulatory issues for the Seller that would not arise in connection with the delivery of a lesser number of Alternative Termination Delivery Units, the Alternative Termination Delivery Units shall be delivered over time, on dates and in amounts that will not, in the reasonable judgment of counsel for the Seller, present such issues.

     Section 7.04. Notice Of Default. If an Event of Default occurs in respect of the Purchaser, the Purchaser will, promptly upon becoming aware of it, notify the Seller specifying the nature of such Event of Default.

ARTICLE 8
ADJUSTMENTS

     Section 8.01. Extraordinary Cash Dividends. In the event the Purchaser declares an extraordinary cash dividend during the Contract Period, on the ex-dividend date for such extraordinary cash dividend the Purchaser shall pay the Seller an amount equal to the product of (i) the per-share amount of such extraordinary cash dividend multiplied by (ii) the Remaining Shares as of such ex-dividend date.

     Section 8.02. Other Dilution Adjustments. In the event of any corporate event involving the Purchaser or the Common Stock not specifically addressed in Section 8.01 or Section 7.01(d) above (including, without limitation, a spin-off, a stock split, stock dividend, bankruptcy, insolvency, reorganization, rights offering or recapitalization) or in the event that the Seller, in its good faith judgment, determines that the adjustments described in Section 8.01 and Section 7.01(d) above will not result in an equitable adjustment of the terms of the Transaction described herein, the terms of the Transaction (including, without limitation, the Initial Purchase Price and the Strike Price) described herein shall be subject to adjustment by the Seller as in the exercise of its good faith judgment it deems appropriate under the circumstances.

ARTICLE 9
MISCELLANEOUS

     Section 9.01. Successors And Assigns.All covenants and agreements in this Confirmation made by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     Section 9.02. Purchaser Indemnification. (a) Purchaser (the “Indemnifying Party”) agrees to indemnify and hold harmless Seller and its officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several (collectively, “Obligations”), to which an Indemnified Person may become subject arising out of or in connection with this Confirmation or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Person is a party thereto, and to reimburse, within 30 days, upon written request, each such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, preparation for, providing evidence for or defending any of the foregoing, provided, however, that the Indemnifying Party shall not have any liability to any Indemnified Person to the extent that such Obligations (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to the Indemnifying Party any amounts previously expended by the Indemnifying Party hereunder) or (ii) are trading losses incurred by the Seller as part of its purchases or sales of shares of Common Stock pursuant to this Confirmation (unless the Purchaser has breached any agreement, term or covenant herein).

     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9.02, the Indemnified Person shall promptly notify the Indemnifying Party in writing and the Indemnifying Party, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Seller. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (y) such Indemnifying Party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     Section 9.03. Assignment And Transfer. Notwithstanding the Agreement, Seller may assign (i) any of its rights or duties hereunder to any one or more of its affiliates or (ii) the right to receive Payment Shares to any third party, without the prior written consent of the Purchaser.

     Section 9.04 Non-confidentiality. Seller and Purchaser hereby acknowledge and agree that each is authorized to disclose every aspect of this Agreement and the transactions contemplated hereby to any and all persons, without limitation of any kind, and there are no express or implied agreements, arrangements or understandings to the contrary.

     Section 9.05. Unenforceability And Invalidity. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Confirmation shall not render any other provision or provisions herein contained unenforceable or invalid.

     Section 9.06. Securities Contract. The parties hereto recognize that the Seller is a “financial institution” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further recognize that this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Sections 362(b)(6) and 555 of the Bankruptcy Code.

     Section 9.07. No Collateral, Netting Or Setoff. Notwithstanding any provision of the Agreement, or any other agreement between the parties, to the contrary, the obligations of the Purchaser hereunder are not secured by any collateral. Obligations under this Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under this Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under this Transaction, whether arising under this Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely, J.P. Morgan Securities Inc., as agent for Morgan Guaranty Trust Company of New York, London Brance

By: /s/ Stephen L. Roti —————————————— Name: Stephen L. Roti Title: Vice President

Confirmed as of the date first above written: Ultramar Diamond Shamrock Corporation

By: /s/ Stephen L. Roti —————————————— Name: Stephen L. Roti Title: Vice President

EXHIBIT A

[Letterhead of Counterparty]

Morgan Guaranty Trust Company
of New York
c/o J.P. Morgan Securities Inc.
60 Wall Street, 2nd Floor
New York, New York 10260

Re:     Accelerated Purchase of Equity Securities

Ladies and Gentlemen:

     In connection with our entry into the Confirmation dated as of February 8, 2001 (the “Confirmation”) to the ISDA Master Agreement dated as of November 1, 1996, as amended and supplemented from time to time (the “Agreement”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks (all defined in Rule 10b-18 under the Securities Exchange Act of 1934) during the four full calendar weeks immediately preceding the first day of the Contract Period (as defined in the Agreement).

     We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Yours truly yours, Ultramar Diamond Shamrock Corporation

By: —————————————— Name: Title:

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EXHIBIT B

REGISTRATION PROCEDURES

     If the Seller has elected pursuant to Section 3.05 to require the Purchaser to comply with the Registration Procedures contained in this Exhibit B with respect to any Payment Shares, any Deficit Shares or any Alternative Termination Delivery Units, the following provisions shall apply:

     (a) On the later of (i) the third Business Day following the applicable Adjustment Date, Share Deficit Notice Date or the Default Notice Date, as the case may be, and (ii) the date on which the Registration Statement is declared effective by the SEC (the “Registered Share Delivery Date”), the Purchaser shall deliver to the Seller a number of Payment Shares (or in the case of alternative termination settlement, Alternative Termination Delivery Units) that will be registered for resale in the manner set forth below (the “Subject Securities”) equal to the quotient of (A) the applicable Adjustment Amount or the Termination Amount, as the case may be, divided by (B) the Closing Price on the Trading Day immediately prior to the applicable Registered Share Delivery Date or such other number of Subject Securities as Seller may in its good faith discretion may estimate would have a value approximately equal to the Adjustment Amount, Deficit Amount or Termination Amount, as the case may be; provided that Purchaser shall not be required to deliver Subject Securities in excess of the number of Maximum Delivery Shares, except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions.

     (b) Promptly following the Registration Notice Date, the Purchaser shall file with the SEC a registration statement (“Registration Statement”) covering the public resale by the Seller of the Subject Securities, any Make-Whole Securities (as defined below) and any Deficit Shares (collectively, the “Registered Securities”) on a continuous or delayed basis pursuant to Rule 415 (or any similar or successor rule), if available, under the Securities Act; provided that no such filing shall be required pursuant to this paragraph (b) if the Purchaser shall have filed a similar registration statement with unused capacity at least equal to the applicable Adjustment Amount or Termination Amount, as the case may be, and such registration statement has been declared by the SEC on or prior to the Registration Notice Date and no stop order is in effect with respect to such registration statement as of the Registration Notice Date. The Purchaser shall use its best efforts to have such Registration Statement declared effective by the SEC as promptly as possible.

     (c) Promptly following the Registration Notice Date, the Purchaser shall afford the Seller a reasonable opportunity to conduct a due diligence investigation with respect to the Purchaser customary in scope for underwritten offerings of equity securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Purchaser and the right to have made available to the Seller for inspection all financial and other records, pertinent corporate documents and other information reasonably requested the Seller), and the Seller shall be satisfied in all material respects with the results of such due diligence investigation of the Purchaser.

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     (d) From the effectiveness of the Registration Statement until all Registered Securities have been sold by the Seller, the Purchaser shall, at the request of the Seller, make available to the Seller a printed prospectus relating to the Registered Securities in form and substance (including, without limitation, any sections describing the plan of distribution) satisfactory to the Seller (a “Prospectus”, which term shall include any prospectus supplement thereto), in such quantities as the Seller shall reasonably request.

     (e) The Purchaser shall use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is possible. If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Purchaser shall as promptly as practicable file any required document and prepare and furnish to the Seller a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers of the Registered Securities will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

     (f) On or prior to the Registered Share Delivery Date, the Purchaser shall enter into an agreement (a “Transfer Agreement”) with the Seller (or any affiliate of the Seller designated by the Seller) in connection with the public resale of the Registered Securities, substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to the Seller (or such affiliate), which Transfer Agreement shall (without limitation of the foregoing):

(i) contain provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates,

(ii) provide for delivery to the Seller (or such affiliate) of customary opinions (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Registered Securities and the lack of material misstatements and omissions in the Registration Statement, the Prospectus and the Purchaser’s filings under the Exchange Act); and

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(iii) provide for the payment by the Purchaser of all fees and expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for the Seller (or such affiliate).

     (g) On the applicable Adjustment Date, Share Deficit Notice Date or the Default Notice Date, as the case may be, a balance (the “Settlement Balance”) shall be established with an initial balance equal to the applicable Adjustment Amount or the Termination Amount, as the case may be. Over the 20 Trading Days immediately following the Registered Share Delivery Date, Seller shall have the right to sell any amount of the Subject Securities, in its discretion. On each of the ten Trading Days immediately following 20th Trading Day after the Registered Share Delivery Date, the Seller shall sell approximately equal amounts of Subject Securities which remain unsold on that date.

     (h) At the end of each day upon which sales have been made, the Settlement Balance shall be (i) reduced by an amount equal to the aggregate proceeds received by the Seller upon the sale of such Subject Securities (including without limitation any Subject Securities sold pursuant to paragraph (h)), and (ii) increased by an amount equal to the Seller’s funding cost with respect to the then-current Settlement Balance (calculated at a rate per annum equal to the LIBOR Rate for such day).

     (i) If, on any date, the Settlement Balance has been reduced to zero but not all of the Subject Securities have been sold, no additional Subject Securities shall be sold and the Seller shall promptly deliver to the Purchaser (i) any remaining Subject Securities and (ii) if the Settlement Balance has been reduced to an amount less than zero, an amount in cash equal to the absolute value of the Settlement Balance.

     (j) If, on any date, all of the Subject Securities have been sold and the Settlement Balance has not been reduced to zero, the Purchaser shall promptly deliver to the Seller an additional number of Payment Shares or Alternative Termination Delivery Units (the “Make-Whole Securities”) equal to (i) the Settlement Balance as of such date divided by (ii) the Closing Price on the Trading Day immediately preceding the date such Make-Whole Securities are delivered. This clause (i) shall be applied successively until the Settlement Balance is reduced to zero. Notwithstanding the foregoing, the Purchaser shall not be required to deliver Make-Whole Securities in excess of the number of Maximum Delivery Shares, except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions.

     (k) Notwithstanding the foregoing and subject to applicable law, the Seller may elect to terminate at any time the Registration Procedures described in this Exhibit B, in which case the provisions of Section 3.03 shall apply as if the Seller had never elected to require the Purchaser to comply with the Registration Procedures contained in this Exhibit B; provided that if such termination occurs after the Registered Share Delivery Date, Section 3.03(c) shall not apply and paragraphs (h), (i)and (j) of this Exhibit B shall continue to be applicable.

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     (l) If the number of shares of Common Stock covered by the Registration Statement is less than the number of Registered Securities required to be delivered pursuant to clause (a) or (j) hereof, the Purchaser shall, at the request of the Seller, file additional registration statement(s) to register the sale of all Registered Securities required to be delivered to the Seller.

     (m) The Purchaser shall cooperate with the Seller and use its best efforts to take any other action necessary to effect the intent of the Registration Procedures set forth in this Exhibit B.

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EXHIBIT C

OPINION OF COUNSEL TO PURCHASER

1. Purchaser is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

2. The Purchaser has all corporate power to enter into this Agreement and to consummate the transactions contemplated hereby and to deliver the Common Stock in accordance with the terms hereof. This Agreement has been duly authorized and validly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and other laws affecting creditors’ generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The execution and delivery by the Purchaser of, and the performance by the Purchaser of its obligations, under this Agreement and the consummation of the transactions herein contemplated, and, do not conflict with or violate (x) any provision of the certificate of incorporation or by-laws of the Purchaser, (y) any order or judgment of any court or governmental agency or body having jurisdiction over the Purchaser or any of the Purchaser’s assets or (z) any material contractual restriction binding on or affecting the Purchaser or any of its assets.

4. All governmental and other consents that are required to have been obtained by the Purchaser with respect to performance, execution and delivery of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with, other than such consents which, if not obtained, will not individually or in the aggregate have a material adverse effect on the Purchaser or on the ability of the Purchaser to complete the transactions contemplated by this Agreement.

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